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CONFIDENTIAL TREATMENT REQUESTED
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

MASTER SERVICES AGREEMENT

BETWEEN

SPRINT/UNITED MANAGEMENT
COMPANY

AND

ACCENT MARKETING LLC.

July 1, 2011

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    i

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MASTER SERVICES AGREEMENT
This Master Services Agreement (“Agreement”) dated as of July 1, 2011 (“Effective Date”) is between Sprint/United Management Company, a Kansas corporation (“Sprint”), and Accent Marketing LLC a Delaware corporation (“Supplier”).
AGREEMENT

1.0DEFINITIONS
“Agreement” means this Agreement, all schedules, Orders, and any other attachment to this Agreement.
“Business Day” means any weekday other than a day designated as a holiday under the Sprint holiday schedule as revised annually.
“Claim” is defined in Section 13.3.
“Competitive Pricing” is defined in Section 8.0.
“Compliance with Legal Status” is defined in Section 6.8.
“Confidential Information” means (a) this Agreement and the discussions, negotiations and proposals related to this Agreement, and (b) information, whether provided directly or indirectly from the other party (and, in the case of Sprint, from customers) in writing, verbally, by electronic or other data transmission or in any other form or media or obtained through on-site visits at Sprint or Supplier facilities and whether furnished or made available before or after the Effective Date, that is confidential, proprietary or otherwise not generally available to the public. The Sprint-Owned Property, Deliverables, Privacy Restricted Data, and Developed Property will be considered Confidential Information of Sprint. Confidential Information does not include information that is: (i) rightfully known to the receiving party before negotiations leading up to this Agreement; (ii) independently developed by the receiving party without relying on the disclosing party’s Confidential Information; (iii) part of the public domain or is lawfully obtained by the receiving party from a third party not under an obligation of confidentiality; or (iv) free of confidentiality restrictions by agreement of the disclosing party.
“Contract Executive” is defined in Section 9.4.
“Control” means the power to vote 15% or more of the voting interests of an entity or ownership of 15% or more of the beneficial interests in income or capital of an entity.

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“Damages” means all damages, losses, liabilities, costs, expenses, and reasonable legal fees.
“Deliverable” means any item delivered or produced by Supplier ancillary to providing Services under this Agreement including any Developed Property. Deliverables may include, but are not limited to, tangible and intangible information incidental to or items which contain or embody the results of the Services performed under this Agreement.
“Developed Property” means all intellectual property generated, conceived, or developed under this Agreement and paid for by Sprint, including without limitation, inventions conceived or reduced to practice and any resulting patents.
“Disabling Device” means any timer, clock, counter, or other limiting design or routine or uncorrected known vulnerability that may cause Software or any data generated or used by it to be erased, become inoperable or inaccessible, or that may otherwise cause the Software to become temporarily or permanently incapable of performing in accordance with this Agreement, including, without limitation, any Disabling Device that is triggered: (a) after using or copying Software or any component a certain number of times; (b) after the lapse of a period of time; (c) in the absence of a hardware device; (d) after the occurrence or lapse of any other triggering factor or event; or (e) due to external input, including across a computer network. Disabling Device includes Software commonly referred to as a virus, worm, Trojan horse, or other disabling or damaging codes, or backdoor access to hardware, software, or data.
“Divested Business” is defined in Section 4.3.
“Documentation” means the user, operations, and training manuals related to the Services and Deliverables.
“Effective Date” is defined in the Preamble.
“Fees” is defined in Section 3.1.
“Indemnified Products” is defined in Section 13.2.
“Invoice Address” is defined in Section 3.4.
“Insolvent” is defined in Section 5.5.
“Key Positions” is defined in Section 9.2.
“Late Claims” is defined in Section 3.7.
“Late Invoices” is defined in Section 3.7.

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“Malicious Technology” is defined in Section 6.3.
“Marks” is defined in Section 10.5.
“Net Price” is defined in Section 8.0.
“Order” means a written or electronic order from Sprint for Services or Deliverables, including without limitation, a purchase order or statement of work.
“Privacy Restricted Data” means any information about persons or entities that Supplier receives or derives in any manner from any source pursuant to this Agreement which concerns prospective, former, and existing customers and employees of (a) Sprint, (b) Sprint Affiliates, (c) Sprint affinity marketing partners, and (d) other partners, and information from Sprint data suppliers. By way of example, Privacy Restricted Data includes, without limitation, names, addresses, telephone numbers, electronic addresses, social security numbers, credit card numbers, customer proprietary network information (as defined under 47 U.S.C. § 222 and its implementing regulations), location information, IP addresses or other handset identifiers, account information, credit information, demographic information, and any other information that, either alone or in combination with other data, could provide information specific to a particular person.
“Sales and Use Taxes” means state and local sales and use taxes, including Arizona transaction privilege tax, Arkansas gross receipts tax, Hawaii general excise tax, Illinois retailer’s occupation tax, and New Mexico gross receipts tax.
“Services” is defined in Section 2.1.
“Software” means computer programs and program objects of any kind (including source code and object code), program set-up and customization parameters and data and the tangible media on which any of the foregoing are recorded.
“Specifications” means the descriptions of the Deliverables and Services, their components, and their capacities, features, functions, or methods as set forth in this Agreement, any Order, and any Documentation provided to Sprint by Supplier in writing, including Supplier’s responses, if any, to a request for proposal from Sprint, if any.
“Sprint Affiliate” means (a) any entity, directly or indirectly, Controlling, Controlled by or under common Control with Sprint; (b) any entity that has entered into an agreement to construct, manage, and maintain a wireless service network in a defined geographical territory and is authorized to sell telecommunication services in that territory under the “Sprint,” “Sprint PCS”, or “Nextel” brand name(s) or any successor brand name(s); (c) any entity to which any Sprint Affiliate, as defined in clause (a) or (b) of this definition, is required by law, regulation or contract to provide services or

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products; or (d) any direct or indirect wholly owned affiliate of Sprint Nextel Corporation that is subsequently divested.
“Sprint-Owned Property” means all tangible and intangible items or information that Supplier receives from Sprint or from a third party on behalf of Sprint.
“Subcontractor” means any person (including any Supplier affiliate) other than Supplier who provides Services to Sprint on behalf of Supplier under this Agreement.
“Supplier Code of Conduct” is defined in Section 18.13.
“Supplier Personnel” means Supplier employees and Subcontractors assigned to perform Services for Sprint and approved pursuant to Section 6.9.
“Supplier Personnel Compensation” is defined in Section 18.5.
“Supplier Project Manager” is defined in Section 9.3.
“T&M Rates” means the time and materials rates for Services calculated as the lower of (i) the hourly rates applicable to that Order or (ii) the blended time and materials rate resulting from dividing the stated fixed price for that Order by the number of hours required to carry out the applicable Services.
“Term” is defined in Section 5.1.
2.0    SCOPE OF SERVICES AND DELIVERABLES

2.1.	Provision of Services and Deliverables
This Agreement sets forth the applicable terms for any Order for Services or Deliverables. Each Order specifically incorporates the terms of this Agreement. The parties acknowledge that not every specific task, function, or other service has been, or could be, specifically identified in an Order. Accordingly, the parties agree that the scope of the Services includes the performance of all other Services that are consistent with, and reasonably inferable to be within the scope described in the Order.
a. Services. Supplier agrees to provide its expertise, Supplier Personnel, and the professional, technical and project management services required by this Agreement and each Order or as otherwise necessary and appropriate to carry out the purpose and intent of each Order (“Services”). Supplier will provide all resources and equipment necessary for provision of Services.

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b. Deliverables. Supplier will provide and deliver each Deliverable to Sprint in accordance with this Agreement and as described in the applicable Order on or before the due date stated in the Order.

2.2.	Acceptance of Services and Deliverables
a. Services. Sprint may inspect Supplier’s performance; however, inspection (or lack of inspection) by Sprint will not be an acceptance of Services, a waiver of any right or warranty, or preclude Sprint from rejecting non-conforming Services. If applicable, the Order will specify acceptance criteria.
b. Deliverables. If Supplier provides Deliverables to Sprint, Sprint will have the right to inspect and either accept or reject the Deliverables as specified in the Order. Supplier will correct any rejected Deliverables within 10 Business Days. Sprint will re-inspect the corrected Deliverable upon notice from Supplier that it has been corrected. Re-inspection of Deliverables by Sprint will not constitute acceptance. If applicable, the Order will specify acceptance criteria.

2.3.	Authorized Services
A statement of work and accompanying purchase order are conditions precedent for all Services. Sprint will not pay for, and Supplier is not required to provide any Service unless Sprint executes a statement of work and issues a purchase order. Any waiver of this requirement must be in writing and authorized by a Sprint Supply Chain Management director. Initiation of Services without (a) a statement of work and purchase order or (b) a waiver of this requirement will be a material breach of this Agreement.

2.4.	No Volume Commitment
This Agreement does not authorize Supplier to provide or commit Sprint to purchase any Services or Deliverables. Sprint is only obligated for Services and Deliverables for which it issues an Order that Supplier accepts. Supplier’s acceptance of an Order will occur on the earlier of its written acknowledgement of the Order or Supplier starting performance.

2.5.	Changes in Scope or Additional Services
Sprint may propose changes to Services or Deliverables provided by Supplier under a particular Order by giving a change request to Supplier. Within 14 Business Days of Supplier’s receipt of the change request, Supplier will provide Sprint a written proposal detailing any modifications to the Order necessitated by the change request. Supplier will not unreasonably withhold, delay, or condition its consent to any change request. Following the issuance of a change request and during the pendency of any negotiation, Supplier will continue to provide Services or Deliverables as

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specified in the particular Order unless otherwise directed by Sprint in writing. No modifications to the Order will be binding unless agreed to in writing by both parties.

2.6.	Reports
Supplier will provide reports concerning its performance under this Agreement as reasonably requested by Sprint, and in a mutually agreed upon format.

2.7.	Viruses; Disabling Devices
Supplier will use industry best practices regularly to identify and screen for viruses, and prevent any Disabling Device when utilizing its information systems in providing Services to Sprint, including processing information on behalf of Sprint. Supplier will not intentionally or negligently install any Disabling Device in the course of providing the Services. Supplier will assist Sprint in reducing the effects of any virus and Disabling Device discovered in any Services or Deliverables.

2.8.	Location of Services
Unless otherwise agreed in writing in advance by Sprint, which agreement may be given or refused at the sole discretion of Sprint, Supplier will conduct all aspects of the Services within the United States of America.

2.9.	Sprint Services
a. Supplier will transfer its telecommunications services for its primary circuits for Supplier Contact Centers primarily supporting any service that falls under this Agreement to Sprint as its current commitments expire, and thereafter will use Sprint as its exclusive provider for its primary circuits of telecommunications services for Supplier centers primarily supporting any service that falls under this Agreement. Sprint will provide the service in accordance with its standard and customary terms at the same or better prices as its competitors based on Supplier’s current or anticipated volume. As used in this Agreement, telecommunications services include voice (wireline and wireless) and data where Sprint can reliably provide that service.
b. Regardless of whether telecommunication Services have been transferred to Sprint, if Supplier Personnel provide Services on Sprint premises, they must utilize Sprint telecommunication service(s) and devices where commercially available while performing the Services during the term of this Agreement.

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c. This subsection serves as notice to Supplier of its rights governing the use of Customer Proprietary Network Information (CPNI) as required by the Federal Communications Commission under 47 CFR Section 64.200 et seq. through normal Sprint procedures. Supplier grants Sprint the right to share with any Sprint-Controlled entity, for purposes of marketing services to Supplier: (1) Supplier’s commitment to purchase telecommunications services and related products and (2) Supplier’s current and periodic spend information in the aggregate or by product purchased from Sprint. Supplier grants this right regardless of Supplier’s CPNI opt-in or opt-out status related to products purchased from Sprint.

2.10.	Root Cause Analysis.
Upon Supplier’s discovery of, or, if earlier, Supplier’s receipt of a written notice from Sprint describing in reasonable detail Supplier’s failure to provide any of the Services in accordance with this Agreement, Supplier will promptly perform a root-cause analysis to identify the cause of such failure. Within ten (10) Business Days after such discovery or notice, Supplier will provide Sprint with a written report detailing the cause of, and proposed procedure for correcting, such failure.

2.11.	Innovation.
In providing the Services to Sprint, Supplier will use reasonable commercial efforts to (i) identify opportunities to implement new applications, processes and technology advantageous to the business operations of Sprint, (ii) maintain a level of applications and processes currency, knowledge and technology that allows Sprint to take advantage of technological advances in order to remain competitive, (iii) provide Sprint with leading-edge applications, processes and technology for Sprint’s evaluation in connection with the Services and (iv) meet with Sprint periodically to inform Sprint of any new applications, processes, technology and trends and directions which Supplier is developing or is otherwise aware of that could reasonably be expected to have an impact on Sprint’s business, or material aspects of the Services.

2.12.	Sprint-Retained Authority.
Subject to the change request process, Sprint will have the exclusive right and authority to: (1) set Sprint’s Customer Care Center and customer relationship management strategy; (2) determine, alter and define any or all of Sprint’s business processes; (3) define and prescribe design standards and architecture with regard to the technology platform and infrastructure for the Customer Care Centers and all locations used to provide Services hereunder (subject to the provision of the Statement of Work regarding such matters and any applicable allocations of financial responsibility with regard thereto); and (4) assess Supplier’s quality and performance. Supplier will, at all times during the Term and any Transition Period, perform and provide the Services in accordance, compliance and conformity with the strategies, processes, standards and policies described in the immediately preceding sentence. With respect to the Services, Sprint may consider, but will have the right to

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approve or reject, in its discretion, any and all Supplier proposed decisions with respect to major infrastructure design, technical platform, architecture, and standards, or that could reasonably be expected to materially increase the Fees payable by Sprint for the Services or to materially increase the costs incurred by Sprint in operating its business, and Sprint (subject to the provision of the Statement of Work regarding such matters and any applicable allocations of financial responsibility with regard thereto) will have the right and authority to cause Supplier at any time to change any or all of the foregoing. Sprint will also have the right to designate Sprint’s requirements for development or enhancement activities. As more fully described in the Agreement, Supplier will be required to obtain the prior, written authorization of Sprint before: (i) undertaking any activity that is within the exclusive authority of Sprint to order, request or designate, pursuant to the terms hereof; (ii) incorporating or introducing into the Customer Care Center environment any proprietary computer software or other technology directly related to the provision of the Services if (a) such software or technology materially increases, or might reasonably be expected to increase, the cost to Sprint of operating the Customer Care Centers in comparison to the cost that would otherwise be incurred by Sprint in such operation, or (b) such software or technology may be transferred to Sprint during or as a result of the Transition Period process described in this Agreement and Sprint would be required to incur any incremental material costs in order to assume or otherwise obtain a license to use such software or technology in comparison to the costs that Sprint would have incurred without the introduction of such Supplier proprietary software or technology.
3.0    COMPENSATION AND INVOICING

3.1.	Compensation
Supplier’s rates or prices for Services or Deliverables are set forth in Exhibit A or may be specified in an Order (“Fees”). Except for Fees and allowable reimbursable expenses, no other fees or charges of any kind will be payable or reimbursable by Sprint under this Agreement. Supplier will not issue any invoice or be entitled to receive payment or reimbursement until Sprint issues a purchase order.

3.2.	Expenses
Sprint will reimburse Supplier for reasonable out-of-pocket travel expenses actually incurred by Supplier Personnel directly providing Services under an Order but only to the extent the expenses are: (a) incurred and reported in accordance with expense reimbursement policies of Sprint for suppliers in effect from time to time (available at www.sprint.com/scm); (b) authorized in the Order; (c) reasonable; and (d) not in excess of [*]% of the Fees chargeable pursuant to the Order.

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3.3.	Taxes
a. Compliance and Cooperation. The parties will comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Supplier will provide Sprint with a completed Form W-9, applicable Form W-8 series form, or Form 8233, as appropriate, for federal income tax reporting purposes. The parties will cooperate with one another regarding the taxes and any related issues resulting from this Agreement.
b. Taxes and Invoicing. On all invoices issued to Sprint, Supplier will separately state (i) all taxable and non-taxable charges and (ii) applicable Sales and Use Taxes on charges for Services and Deliverables. Sprint will not be responsible for payment of any taxes Supplier fails to properly invoice on the original invoice.
c. Payment Obligation. Unless Sprint provides Supplier with a tax exemption certificate, Sprint will be responsible for applicable Sales and Use Taxes imposed on charges for Services and Deliverables. Sprint will not be responsible for any taxes imposed on Supplier resulting from Supplier’s consumption of goods and services or for any other taxes, assessments, duties, permits, tariffs, fees, penalties, or other charges of any kind.

3.4.	Invoicing, Itemization, and Payment Procedures
a. Unless otherwise provided in the Order, Supplier will invoice Sprint for Fees and any reimbursable expenses once per month. Invoices must be presented in U.S. currency and will be paid in U.S. currency. The Order may specify additional invoicing requirements, such as the documentation required to support the Fees and expenses.
b. Each invoice must include: (i) Supplier’s name, remittance address, and phone number; (ii) a unique invoice number and date; (iii) a purchase order number and the name of the Sprint project manager; (iv) actual incurred amount with a reasonably detailed summary of the Fees and any expenses including the category of the Fees; (v) the tax detail required by Section 3.3; (vi) itemization of any freight charges; (vii) purchase order line number and description, including price per unit and quantity shipped, for each corresponding line on the invoice; and (viii) any additional invoicing requirements specified in the Order.
c. Supplier must submit invoices and receive payments electronically using an electronic platform described in Exhibit B. If Supplier is unable to submit invoices and receive payments electronically on the Effective Date, Supplier must enroll (at https://www.xign.net/SprintNextel/) for automated invoicing and payment no later than 30 days after the Effective Date and, in the interim, Supplier must send invoices to Sprint/United Management Company, P.O. Box 63670, Phoenix, AZ 85082-3670 (or such other address as is specified by Sprint by written notice to Supplier, in each case, the “Invoice Address”) with a copy to the applicable

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Sprint project manager. If Supplier fails to enroll for automated invoicing and payment within 30 days after the Effective Date, Sprint may delay payment until Supplier completes enrollment.
d. Sprint will pay undisputed amounts within [*] days after receiving Supplier’s invoice. Additionally, Sprint will receive a [*]% discount against the undisputed amount of any Supplier invoice if payment is made on the undisputed amount within [*] Business Days after Sprint receives Supplier’s invoice. Sprint will pay disputed amounts, if owed, within [*] days after the dispute is resolved.

3.5.	Milestone Invoicing; Holdbacks
a. With respect to any Order that designates Fees to be paid on a milestone basis, Supplier may invoice Sprint for those agreed amounts upon the occurrence of the milestone (provided that all preceding milestones have been delivered and accepted by Sprint).
b. With respect to any Order that designates Fees to be paid on a holdback basis, a time and materials basis, or does not designate a specific Fee structure, Supplier will invoice Sprint for [*]% of the total amount when due and payable in accordance with the Order and will invoice Sprint for the remaining balance upon acceptance by Sprint of the Services or Deliverables.

3.6.	Set-Off
Sprint may set-off (a) any amount owed by Sprint under this Agreement to Supplier against (b) any amount owed to Sprint by Supplier under this Agreement or any other agreement.

3.7.	Prompt Invoicing
Supplier must not (a) invoice Sprint more than 90 days after Supplier is permitted to issue an invoice under this Agreement (“Late Invoices”) or (b) initially raise a claim for payment under a previously issued invoice more than 365 days after the invoice date (“Late Claims”). Sprint is not obligated to pay Late Invoices or Late Claims and Supplier waives all rights and remedies related to Late Invoices and Late Claims.

3.8.	No Payment Upon Material Breach
Sprint is not obligated to make any payment under this Agreement or an Order if Supplier materially breaches this Agreement or an Order until Supplier has cured or Sprint has waived the breach in accordance with this Agreement.
4.0    AFFILIATE TRANSACTIONS

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4.1.	Sprint Affiliates’ Purchase Rights
Supplier will provide requested Services and Deliverables under this Agreement to any Sprint Affiliate as specified in an Order Supplier received from the Sprint Affiliate. All references to Sprint in this Agreement refer equally to Sprint or the Sprint Affiliate executing a particular Order. Supplier will aggregate any Sprint Affiliate purchases, if any, under this Agreement, to determine the applicable rate structure.

4.2.	Contractual Liability
Only the entity purchasing Services and Deliverables under an Order incurs any obligation or liability to Supplier under that Order or this Agreement. Supplier will provide separate invoicing to Sprint and any Sprint Affiliate purchasing under this Agreement. Supplier will accept separate payment from Sprint and Sprint Affiliates.

4.3.	Divestitures
If Sprint Nextel Corporation divests a Sprint Affiliate or other portion of its business (“Divested Business”), the Divested Business will be entitled to continue purchasing under this Agreement for the remaining term of this Agreement. The Divested Business will be solely responsible for any Services and Deliverables it purchases after the divestiture.
5.0    TERM AND TERMINATION

5.1.	Term
The initial term of this Agreement begins on the Effective Date and will continue until June 30, 2014. This Agreement will automatically renew on a month-to-month basis unless either party gives 30 days notice of its intent not to renew before the expiration of the term. The initial term, together with all renewal periods before any notice of non-renewal, is referred to as the “Term.” This subsection is subject to the early termination rights stated elsewhere in this Agreement.

5.2.	Sprint Termination For Convenience
Sprint may terminate this Agreement or one or more Orders at any time without liability, except for undisputed payment obligations for Services performed or accepted Deliverables, by providing a written termination notice to Supplier. Unless otherwise specified in the notice, the termination is effective 120 Business Days after Sprint delivers written termination notice.

5.3.	Sprint Termination For Cause

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5.4.
Sprint may terminate this Agreement or one or more Orders by written notice to Supplier if Supplier materially breaches this Agreement or an Order and does not cure the breach to the reasonable satisfaction of Sprint within 30 Business Days after Sprint delivers the written breach notice. Unless otherwise specified in the breach notice or unless Supplier has cured the breach, the termination is effective 31 Business Days after delivery by Sprint of the breach notice. For any breach incapable of cure during the notice period, Sprint may terminate this Agreement or one or more Orders immediately. If Sprint terminates this Agreement or an Order for cause, Supplier must reimburse Sprint for the direct Damages incurred by Sprint. Sprint Termination For Supplier Change of Control

Sprint may, at any time and without liability, terminate this Agreement or an Order or both if a person or entity previously not in Control of Supplier acquires, directly or indirectly, Control of Supplier. Supplier must give Sprint no less than 30 days’ notice of any Supplier change of Control, unless prohibited by applicable laws. Unless otherwise provided in the notice, the termination is effective 10 Business Days after Sprint delivers the termination notice.

5.5.	Sprint Termination For Supplier Financial Instability
If Supplier becomes Insolvent, Sprint may terminate this Agreement without liability with at least 30 days’ notice to Supplier. “Insolvent” means: (a) Supplier does not meet its undisputed obligations, including judgments, to third parties as those obligations become due; (b) Supplier’s stock is removed or delisted from a trading exchange; (c) Supplier’s long term debt goes on a watch or warning list; or (d) Supplier’s long term debt rating is downgraded more than 2 levels from its debt rating as of the Effective Date.

5.6.	Supplier Termination
Supplier may terminate an affected Order only if Sprint fails to make an undisputed payment that remains uncured for 60 days after receipt of Supplier’s written nonpayment notice. The termination notice will specify the terminated Order. For any Order not specified in the notice, the terms of this Agreement will continue in effect until the Order is fulfilled or terminated, even if the Agreement is terminated.

5.7.	Sprint Scope of Termination
Sprint will specify in the termination notice whether the termination applies to this Agreement or one or more Orders. For any Order not specified in the notice, the terms of this Agreement will continue in effect until the Order is fulfilled or terminated, even if the Agreement is terminated.

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5.8.	Transition Services
Upon termination or expiration of this Agreement or any Order, Supplier will reasonably cooperate in the orderly wind-down of Services being terminated or the transition of Services to another service provider. Sprint may require Supplier to provide a transition period for Services not to exceed [*], unless the parties agree to a longer time period. If Sprint initially designates a transition period of less than [*], it may subsequently extend the transition period up to the maximum period of [*] with 5 days’ notice to Supplier. Sprint may terminate the transition period with notice to Supplier. During the transition period, the parties will continue to be bound by and perform in accordance with this Agreement and any Orders. The terms and conditions of this subsection will apply upon termination or expiration of the Agreement.

5.9.	Effects of Termination
Termination is not a party’s exclusive remedy for any default or a waiver of any rights accrued before that default. If either party terminates this Agreement or any Order as a result of a claimed default by the other party and the other party does not agree a default was committed, then the other party will have the right to avail itself of all defenses and remedies available to it at law or in equity. Upon termination or expiration of an Order or this Agreement or both, the parties will perform the following obligations:
a. Within 15 days after termination or expiration, Supplier will return Sprint-Owned Property to locations designated by Sprint;
b. Within 30 days after termination or expiration, Supplier will invoice Sprint for any final amounts due under the terminated Orders; and
c. Both parties will immediately discontinue making statements or taking actions that might cause third parties to infer a business relationship exists between the parties under the Orders or this Agreement, and as necessary either party may inform third parties that the parties’ business relationship has ended.
6.0    WARRANTIES AND REMEDIES
Supplier represents and warrants to Sprint that:

6.1.	General Warranties
a. Services. Services will be provided in a timely, professional, and workmanlike manner.
b. Supplier Personnel. Supplier Personnel will have the requisite experience, skills, knowledge, training and education to perform Services in accordance with this Agreement and Orders.

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Supplier will verify all information provided by Supplier to Sprint regarding Supplier Personnel is truthful and accurate.
c. Deliverables. For a period of 1 year after acceptance of Deliverables by Sprint: (i) Deliverables will be free from defects in design, materials, and workmanship; (ii) Deliverables will conform to the Order and the Specifications; and (iii) Deliverables, if used in combination with other software, hardware, or firmware, will properly interoperate with such software, hardware, or firmware.

6.2.	Disabling Device Warranty
All Deliverables that constitute Software, hardware, or firmware will be free from any Disabling Device.

6.3.	Malicious Technology
Deliverables will not: (a) contain any Malicious Technology; (b) contain any files or features that will disable or destroy any functionality of the Deliverables; (c) monitor use of the Deliverables by Sprint; (d) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides; or (e) alter, damage or erase any data or computer programs without control of a person operating the computing equipment on which it resides. If Supplier is in breach of this subsection, no “right to cure” period will apply. Sprint reserves the right to pursue any available civil or criminal action against Supplier for violation of this provision. Supplier will not install, use or execute any software on any Sprint CPU without the written approval of Sprint. Supplier acknowledges that it does not have any right to electronically repossess or use any self-help related to the Deliverables. “Malicious Technology” means any software, electronic, mechanical or other means, device or function, e.g. (key, node, lock, time-out, “back door,” trapdoor,” “booby trap,” “drop dead device,” “data scrambling device,” “Trojan Horse”, key logger, spy monitoring) that would allow Supplier or a third party to: (x) monitor or gain unauthorized access to any Sprint system; (y) use any electronic self-help mechanism; or (z) restrict, disable, limit or impair the performance of a Sprint system.

6.4.	Intellectual Property Warranty
The Deliverables and Services provided by Supplier under this Agreement, and Sprint’s exercise of any intellectual property rights granted under this Agreement will not infringe or otherwise violate any intellectual property rights nor will obligate Sprint to disclose to any third party any Sprint intellectual property. To Supplier’s knowledge, no third party has asserted or has any basis to assert an intellectual property claim.

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6.5.	Documentation Warranty
Supplier will maintain and update all Documentation in a form that allows Sprint personnel with ordinary skills and experience to fully utilize the Deliverables.

6.6.	Title Warranty
Supplier has and will have clean, marketable and unencumbered title to all Deliverables.

6.7.	Compliance with Laws; Permits; Rules
Supplier will comply with all applicable laws and regulations in performing Services. These obligations may include, but are not limited to, credit card association rules, National Automated Clearing House Association (NACHA) rules, the Patriot Act, Fair and Accurate Credit Transaction Act’s Red Flag Rule, the Sprint Identity Theft Prevention Program, and federal and state anti-money laundering rules. Supplier will obtain and maintain at its own expense all approvals, permissions, permits, licenses, and other forms of documentation required by Supplier for performance under this Agreement. Sprint reserves the right to request and review all Supplier applications, permits, and licenses.

6.8.	Certification of Legal Status
Supplier will verify the legal status of Supplier Personnel to work in the United States. Supplier warrants that Supplier Personnel performing Services under this Agreement are authorized to work in the United States (“Compliance with Legal Status”). At the request of Sprint, Supplier will audit its Compliance with Legal Status and deliver to Sprint written certification, within 15 Business Days after a request by Sprint, that Supplier Personnel working in the United States are legally authorized to do so.

6.9.	Use of Subcontractors
Supplier will not use Subcontractors without the prior written consent of Sprint. Supplier will remain fully liable for the work performed and for the acts or omissions of any Subcontractor. Supplier will require any Subcontractor to comply with the applicable terms of this Agreement and Orders.

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6.10.	Breach of Warranty Remedies
Supplier will promptly and at no charge to Sprint (a) re-perform any Services that do not meet the requirements of this Agreement or an Order and (b) correct all failures of any Deliverables to perform in accordance with the requirements of this Agreement or an Order. Sprint may return the Deliverables to Supplier for correction, replacement, or credit, at the option of Sprint and at Supplier’s expense. If return shipment of the Deliverables occurs before the warranty period expires, Supplier will correct, replace, or credit Sprint for the Deliverables as requested by Sprint, even if the period to perform those corrections extends beyond the Deliverables’ warranty period. No remedy set forth in this Agreement (except to the extent specifically stated in this Agreement) is exclusive of any other remedy, and each remedy is in addition to every other remedy existing now or subsequent to the Effective Date, whether at law or in equity.
7.0    MUTUAL REPRESENTATIONS AND WARRANTIES

7.1.	Formation; Authorization; Litigation
Each party represents and warrants that:
a. it is validly existing, in good standing, and is qualified to do business in each jurisdiction where it will conduct business under this Agreement;
b. the signing, delivery and performance of this Agreement by the party has been properly authorized; and
c. no claims, actions or proceedings are pending or, to the knowledge of the party, threatened against or affecting the party that may, if adversely determined, reasonably be expected to have a material adverse effect on the party’s ability to perform its obligations under this Agreement.

7.2.	No Violations; Approvals
Each party represents and warrants to the other party that the execution, delivery, or performance of this Agreement will not:
a. violate any existing law, regulation, order, determination or award of any governmental authority or arbitrator, applicable to the party;
b. violate or cause a breach of the terms of the party’s governing documents or of any material agreement that binds the party; and
c. require approval or filing with any governmental authority.

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7.3.	Disclaimer of Warranties
The warranties contained in Sections 6.0 and 7.0, together with all express warranties contained in any Order, express the entire statement of the parties with respect to warranties. Supplier and Sprint disclaim all other warranties with respect to this Agreement, including, but not limited to, any implied warranties of merchantability and fitness for a particular purpose.
8.0    COMPETITIVE PRICING
Throughout the Term, Supplier will provide Sprint with Competitive Pricing. “Competitive Pricing” means [*]. “Net Price” means [*].

8.1.	Audit
a. Beginning 1 year after the Effective Date, Supplier will annually audit its Services and Deliverables pricing for the preceding year. Each year, no later than 60 days after the anniversary date of this Agreement, Supplier will provide Sprint with documentation signed by an authorized officer of Supplier, certifying that (i) Supplier has conducted a pricing audit of Services and Deliverables provided to Supplier’s customers during the preceding year, and (ii) Supplier has complied with its Competitive Pricing obligations under this Agreement, in identifying any decrease in Net Prices as a result of Supplier’s compliance with this Section.
b. If Supplier’s audit under this Section shows that Supplier is charging any customer a lower Net Price for same or similar Services or Deliverables than it is charging Sprint, Supplier will:

i.
Reissue all paid invoices originally issued to Sprint for Services and Deliverables, including any paid invoices issued during the 12 months preceding Supplier’s first offer of a lower Net Price to another customer. The reissued invoices must show the difference between the Net Price originally invoiced to Sprint and the reduced Net Price, and all applicable sales tax reductions resulting from the price reduction. Supplier will issue a credit or reimbursement, at the sole option of Sprint, for the difference.

ii.
Reissue any unpaid invoices affected by the Net Price reduction within 30 days after the parties determine that Sprint is entitled to receive a Competitive Pricing discount. The reissued invoices must show the difference between the Net Price originally invoiced to Sprint and the reduced Net Price, and all applicable sales tax reductions resulting from the price reduction.

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iii.	Supplier will apply the lower Net Price to all subsequent Services and Deliverables for the remainder of the Term, subject to future reductions under this Agreement.
9.0    SUPPLIER PERSONNEL

9.1.	Required Compliance with Agreement
Supplier will require Supplier Personnel to comply with the applicable terms of this Agreement and Orders.

9.2.	Supplier Personnel
Supplier will staff its project team with Supplier Personnel approved in writing by Sprint with respect to the key full-time roles identified in an Order (“Key Positions”). Supplier agrees that it will not remove any individual identified as a Key Position during the performance of the applicable Order, without the prior written approval of Sprint, and will use commercially reasonable efforts to maintain consistent staffing of all other Supplier Personnel.

9.3.	Project Manager
At the request of Sprint, Supplier will assign a project manager under an Order (“Supplier Project Manager”) to interface with Sprint for Services provided under that Order. Supplier agrees that the Supplier Project Manager will be a Key Position. The Supplier Project Manager will provide overall management direction to Supplier Personnel and will consult Sprint as required for the applicable Order. The Supplier Project Manager will not assign any tasks, responsibilities or due dates to Sprint without the prior written approval of Sprint. The Supplier Project Manager will maintain a current status and due date schedule with respect to the applicable Order, and will make that schedule available to Sprint upon request. At the request of Sprint, the Supplier Project Manager will hold status review meetings with all necessary Supplier Personnel at Sprint facilities, unless otherwise agreed by Sprint.

9.4.	Contract Executive
At the request of Sprint, Supplier will appoint an executive to act as the primary liaison between the parties with respect to the management of this Agreement and the parties’ relationship (“Contract Executive”).

9.5.	Safety
Supplier must immediately notify Sprint by telephone (followed by written confirmation within 24 hours) of any (a) Deliverable that fails to comply with applicable safety rules or standards of any government agency, (b) any Deliverable containing a defect that could present a substantial risk to

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the health of the public or the environment, or (c) any situation involving Supplier Personnel that could pose a substantial risk to Sprint personnel.

9.6.	Weapons Prohibition
Supplier Personnel must not carry weapons or ammunition onto Sprint premises or use or carry weapons while performing Services or attending Sprint-sponsored activities. Supplier must comply with all postings or notices located at Sprint premises regarding safety, security, and weapons.

9.7.	Background Checks
Unless prohibited by applicable law:
a. Supplier Personnel will not include anyone with a current, positive drug test or anyone who would present a risk of harm to Sprint personnel, property or Sprint customers. Furthermore, Supplier will not assign Supplier Personnel to perform Services that would involve access to Privacy Restricted Data or financial and accounting information if Supplier Personnel has a conviction for matters relating to accounting or truth or veracity (including fraud or theft). Supplier Personnel must not have a conviction for DUI, DWI, or related offenses if the Supplier Personnel will be required to operate a motor vehicle in the performance of the Services. Additionally, Supplier Personnel must not have a felony conviction if assignment of a felon is expressly prohibited by a Sprint customer contract. Supplier must immediately remove any Supplier Personnel that are in violation of this subsection, including any Supplier Personnel who would pose a threat of danger to person or property, and immediately terminate the Supplier Personnel’s access to Sprint systems, networks, equipment, property, and facilities, including any Sprint customer facilities.
b. Supplier Personnel are considered to pose a threat of danger to person or property if they have a felony or Class A misdemeanor for homicide, sex offense, robbery, assault, terroristic threats, or violent crimes, are under indictment/information for domestic assault, or otherwise have engaged in conduct that would lead a reasonable person to believe that they pose a threat of danger to person or property.
c. At the request of Sprint and within 15 Business Days, Supplier will audit its compliance with this subsection and will deliver a written certification to Sprint executed by a Supplier representative with authority to bind the company, confirming that Supplier has been and is in compliance with the requirements of this subsection. By signing this Agreement, Supplier certifies it has performed all criminal and other background checks necessary to comply with this Section.

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9.8.	Replacements
a. Supplier will replace any Supplier Personnel that Sprint reasonably requests to have replaced. Any replacement Supplier Personnel will possess comparable experience, qualifications, and credentials to the person being replaced. If Sprint requests removal of a Supplier Personnel, Supplier will replace that individual within 60 Business Days of the request. Sprint will only pay for Services actually performed satisfactorily by the removed individual before a removal request was made by Sprint. Sprint is not obligated to pay for any costs associated with replacement of Supplier Personnel, including transportation or per diem costs.
b. In the case of any Supplier-initiated replacement of Supplier Personnel, Supplier will use commercially reasonable efforts to provide overlapping Services with replaced Supplier Personnel to ensure continuity and prevent duplication of efforts.
c. For Orders performed on a time and materials basis, Supplier will not charge for any overlapping Services performed by replacement Supplier Personnel in Key Positions, and for the first [*] hours of replacement Key Position Services.

9.9.	Security Policies
Supplier will, and will cause Supplier Personnel to comply with Sprint Supplier Security Standards and the Sprint Physical Security Policy (as amended from time to time) for Supplier’s documents. If Supplier or Supplier Personnel violates either of these policies, Supplier will: (a) cure the violation to the satisfaction of Sprint at no additional charge and remediate any impact as directed by Sprint; (b) immediately remove any Supplier Personnel who violate these policies from performing Services; and (c) and will replace removed Supplier Personnel within 24 hours and in accordance with Section 9.8. If Supplier has not cured the violation within 24 hours or remediated the violation to the satisfaction of Sprint, Sprint may, at its option, and without limiting any other remedy, terminate the affected Order or withhold payment until the violation is cured or remediation is made. Sprint could incur substantial costs for Supplier’s noncompliance with these policies. Accordingly, Supplier will reimburse Sprint for any direct costs incurred by Sprint as a result of Supplier’s non-compliance.

9.10.	Investigations
Supplier will make Supplier Personnel available to Sprint for the purpose of Sprint promptly investigating the conduct or performance of Supplier or Supplier Personnel under or related to this Agreement and must provide information relevant to the investigation as reasonably requested.
10.0    CONFIDENTIAL INFORMATION

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10.1.	Protection of Confidential Information
Each party acknowledges that while performing its obligations under this Agreement it may have access to the other party’s Confidential Information. With respect to all Confidential Information, the parties agree that beginning on the Effective Date (or the date either party disclosed Confidential Information to the other) and continuing during and after the termination or expiration of this Agreement, neither party will disclose to any third party, and each party will keep strictly confidential, all Confidential Information of the other. To protect the Confidential Information of Sprint from unauthorized use, including disclosure, loss or alteration, Supplier will ensure that all hardware and software systems used to access Sprint Confidential Information contain commercially reasonable security features. In no event will the receiving party fail to use reasonable care to avoid unauthorized use, including disclosure, loss or alteration of the disclosing party’s Confidential Information.

10.2.	Permitted Disclosure
Sprint may disclose Supplier’s Confidential Information to Sprint Affiliates, agents, contractors, and legal representatives, if they have a need to know and an obligation to protect the Confidential Information that is at least as restrictive as this Agreement. Supplier may disclose Sprint Confidential Information to Supplier Personnel if they have a need to know and obligation to protect the Confidential Information that is at least as restrictive as this Agreement. Neither party will use the Confidential Information of the other party except solely as necessary in and during the performance of this Agreement or as expressly licensed in this Agreement.

10.3.	Third Party Information
Neither party will disclose to the other party any confidential information of a third party without the third party’s consent.

10.4.	Return of Confidential Information
Within 15 days of cessation of work or written request, the receiving party will return or destroy, at its option, all Confidential Information of the disclosing party. Upon request of the disclosing party, the receiving party will have an officer certify that the disclosing party’s Confidential Information has been destroyed.

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10.5.	No Publicity; Marks
a. No Publicity. Supplier will not release information about the existence of this Agreement, including its value, or its terms and conditions, through any media including but not limited to, the issuance of any news release, announcement, denial, or confirmation. Supplier must obtain prior written authorization from the Sprint corporate communications department for any exceptions to this subsection. Nothing in this Agreement implies that Sprint will agree to any publicity.
b. Use of Marks. Supplier may imprint and supply Deliverables with trademarks, service marks, logos, brands, and trade names (the “Marks”) only as directed by Sprint and as authorized in this Agreement or the applicable Order. Guidelines on how to apply the Marks will be provided to Supplier. Except as permitted under this Agreement or an applicable Order, Supplier and Supplier Personnel will not display or use the Marks, including for Supplier’s promotional purposes, nor permit the Marks to be displayed or used by any third party. The Marks are proprietary to Sprint and nothing in this Agreement or any Order constitutes the grant of a license for use of the Marks. Supplier is not permitted to use the Marks, the Sprint name or the names of any divisions, business units, or names of any product or service, in any other manner.

10.6.	Notification
In the event of any improper disclosure or loss of Confidential Information, the receiving party will promptly notify the disclosing party.

10.7.	Injunctive Relief
Each party acknowledges that any breach of any provision of this Section by either party may cause immediate and irreparable injury to the non-breaching party, and in the event of a breach, the injured party will be entitled to seek injunctive relief and other legal or equitable remedies.

10.8.	Exception for Legal Process
The receiving party may disclose Confidential Information to the extent required by law; but the receiving party must give the disclosing party prompt written notice of the required disclosure and make a reasonable effort to either prevent disclosure or obtain a protective order.
11.0    PRIVACY
If, in the course of providing any Services, Supplier or Supplier Personnel, (a) has or obtains, to any extent and for any reason, any access to Privacy Restricted Data, or (b) contacts a current, former or prospective Sprint customer, then the terms and conditions of this Section 11.0 will apply.

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11.1.	Privacy Restricted Data
Supplier may only collect, access, use, maintain, or disclose Privacy Restricted Data to fulfill its obligations under this Agreement. Sprint does not make any representation or warranty about Privacy Restricted Data. Sprint exclusively owns all Privacy Restricted Data and Supplier agrees to return, or at the election of Sprint, destroy (and certify in writing the destruction) all Privacy Restricted Data upon the termination or expiration of this Agreement, or earlier if requested to do so in writing by Sprint. Notwithstanding Section 6.9, Supplier will not disclose any Privacy Restricted Data to a Subcontractor unless Sprint first authorizes the disclosure in writing.

11.2.	Privacy Compliance
Supplier will comply with all data security, marketing and consumer protection laws that apply to the collection, access, disclosure and use of Privacy Restricted Data and will not cause Sprint to be in violation of any such applicable laws. Additionally, Supplier will comply with (a) applicable industry standards and best practices and (b) any privacy-related policies or guidelines within 30 days of receipt of such policies or guidelines from Sprint. If Supplier conducts any direct marketing, it may not rely on any exception to any law governing direct marketing (e.g. the established-business-relationship rule) without first getting the written approval of Sprint.

11.3.	Safeguards
Supplier is fully responsible for any unauthorized collection, access, disclosure, and use of Privacy Restricted Data. Accordingly, Supplier warrants that it will employ administrative, physical, and technical safeguards that prevent unauthorized collection, access, disclosure, and use of Privacy Restricted Data (“Safeguards”), including without limitation, the Safeguards described in this Section. To this end, Supplier will: (a) use, at a minimum, best industry practices to protect the Privacy Restricted Data; (b) when applicable, adhere to the Payment Card Industry (PCI) Data Security Standards; (c) encrypt all Privacy Restricted Data, whether at rest or in transport; and (iv) ensure that only Supplier Personnel with a need to know the Privacy Restricted Data have access to it (using passwords and other access controls). Supplier will take steps to eliminate access to Privacy Restricted Data once Supplier Personnel no longer have a need to know the Privacy Restricted Data (e.g. terminate passwords). Supplier must immediately notify Sprint of any actual or suspected breach of this Section 11.0 and any provision of this Agreement related to Privacy Restricted Data. Supplier will assist Sprint to investigate and remedy any breach and any related dispute, inquiry, or claim. If Privacy Restricted Data includes Personal Information, as defined in the Standards for the Protection of Personal Information of Residents of the Commonwealth of Massachusetts, 201 CMR 17.00, (the “Massachusetts Security Standards”), then Supplier must implement and maintain appropriate security measures to protect Personal Information consistent with the Massachusetts Security Standards and any applicable federal regulations.

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11.4.	Location of Supplier Operations
Supplier will ensure that all Privacy Restricted Data resides in, and may be accessed only from within, the United States.

11.5.	Training
Supplier will, within 30 calendar days of the written request by Sprint, (a) ensure that all Supplier Personnel providing Services under this Agreement complete any training provided by Sprint; and (b) have a Supplier officer certify that the applicable Supplier Personnel have completed the training.

11.6.	Termination
Without limiting any of its other rights or remedies under this Agreement or at law, Sprint may terminate this Agreement immediately if Supplier breaches any Privacy provision.

11.7.	Miscellaneous
This Section 11.0 supplements Section 10.0, and the provisions of this Section 11.0 control if they conflict with Section 10.0 or any other provision in this Agreement or an Order. A breach of any Privacy Restricted Data provision may result in irreparable harm to Sprint, for which monetary damages may not provide a sufficient remedy. Sprint may seek both monetary damages and equitable relief.
12.0    DEVELOPED AND SPRINT-OWNED PROPERTY

12.1.
Supplier-Owned Property. As between Sprint and Supplier, Supplier retains all rights, title, and interest in and to all Technology and Intellectual Property Rights therein conceived, created, made, developed, or reduced to practice by or for Supplier or otherwise acquired by Supplier prior to the Effective Date of this Agreement or independent of this Agreement (“Supplier-Owned Property”). Subject to the terms and conditions of this Agreement, Supplier hereby grants to Sprint a non-exclusive, nontransferable, limited license to use Supplier-Owned Property embodied in any Deliverable provided by Supplier during the term of this Agreement.

12.2.
Sprint-Owned Property. As between Sprint and Supplier, Sprint retains all rights, title, and interest in and to all Technology and Intellectual Property Rights therein conceived, created, made, developed, or reduced to practice by or for Sprint or otherwise acquired by Sprint prior to the Effective Date of this Agreement or independent of this Agreement (“Sprint-Owned Property”). Subject to the terms and conditions of this Agreement, Sprint hereby grants to Supplier a limited, non-exclusive, non-transferable (except as permitted under Section 18.4), worldwide, fully-paid and royalty-free license to use, reproduce, and create

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derivative works of the Sprint-Owned Property solely for the purpose of providing the Services to Sprint during the Term. Supplier will not copy or use Sprint-Owned Property for any other purpose, and will not sublicense or otherwise transfer any rights with respect to Sprint-Owned Property. Supplier will cease use of Sprint-Owned Property upon expiration or termination of this Agreement and will promptly return all Sprint-Owned Property to Sprint. The derivative works of Sprint-Owned Property are the property of Sprint and are subject to the same license rights and restrictions on use as are applicable for Sprint-Owned Property, as such rights and restrictions are set forth above in this Section. Supplier will provide Sprint all data related to Supplier’s use of third party intellectual property for which Sprint owns the licenses, to the extent such data is required by Sprint to ensure its compliance with the terms of such licenses

12.3.
Third-Party Works. Sprint will have the right to approve the introduction of any third party intellectual property prior to Supplier’s use of such third party intellectual property to provide or in connection with the Services or the Work Product. Prior to introducing any third party intellectual property in providing or in connection with the Services, Supplier will: (i) either (a) obtain the right to grant to, or (b) obtain from the third-party vendor on behalf of Sprint (and designees of Sprint for the sole purpose of providing the Services and other services to Sprint), without additional charge and upon the expiration or any whole or partial termination of this Agreement, a perpetual, irrevocable, fully paid-up, non-exclusive, fully transferable license to use, copy, maintain, modify, enhance and create derivative works of such third party intellectual property (including, with respect to Software, source code, programmer interfaces, available documentation, manuals and other materials necessary for the use thereof), and to sublicense such rights to other entities for the purpose of providing the Services and other services to Sprint; and (ii) ensure that Sprint has the right to purchase ongoing maintenance and support for such third party intellectual property on commercially reasonable terms. To the extent that Supplier is unable to fulfill such obligations, Supplier will promptly notify Sprint in writing of its inability to grant to or obtain for Sprint such a license and of the cost and viability of other third party intellectual property that can perform the requisite functions and with respect to which Supplier has the ability to grant such a license. This notice will contain the third-party vendor’s proposed terms and conditions, if any, for making the third party intellectual property available to Sprint after expiration or upon any partial or whole termination of this Agreement.

12.4.	Developed Property
Supplier assigns, and agrees to assign and disclose all Developed Property to Sprint. Any works of authorship developed under this Agreement or an Order in any form of expression including, without limitation, manuals and software, belong exclusively to Sprint and will be transferred to Sprint as work-for-hire. If, by operation of law, the ownership of Developed Property does not automatically

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vest in Sprint, Supplier must take sufficient steps, at Supplier’s expense, to assign ownership to Sprint. Supplier will provide reasonable assistance to Sprint to secure intellectual property protection, including, without limitation, assistance in the preparation and filing of any patent applications, copyright registrations, and the execution of all applications, assignments or other instruments for perfection or protection of title. To the extent the Developed Property incorporates Supplier or third-party intellectual property, Supplier will grant all necessary rights to Sprint for usage under this Agreement.

12.5.	Treatment of and Access to Sprint-Owned Property
Sprint is the sole and exclusive owner of the Sprint-Owned Property. Supplier must return all Sprint-Owned Property to Sprint upon the termination or expiration of this Agreement and at any time upon Sprint’s request. Supplier is responsible and must account for all Sprint-Owned Property, and bears the risk of loss while the property is in Supplier’s possession. Sprint-Owned Property may only be used in connection with Supplier’s performance of its obligations under this Agreement. Supplier will not commercially exploit the Privacy Restricted Data, or do anything that may adversely affect the integrity, security, or confidentiality of such items, other than as directed by Sprint in writing. Sprint may inspect any agreements, invoices, and associated records by which Supplier acquires Sprint-Owned Property.

12.6.	Property Return
When a Supplier Personnel assignment ends for any reason, voluntary or involuntary, Supplier will ensure all Sprint-Owned Property in Supplier Personnel possession is returned to Sprint within 48 hours of the assignment termination. If Sprint-Owned Property, including without limitation security badge and keys, is not returned within 48 hours, Supplier will reimburse Sprint for the Sprint-Owned Property at its current market value.

12.7.	No Implied License
Supplier acknowledges that it has no express or implied license to use any Sprint intellectual property except as required for the benefit of Sprint as contemplated under this Agreement.
13.0    INDEMNIFICATION

13.1.	Supplier’s General Third Party Indemnity
Supplier will indemnify and defend Sprint, the Sprint Affiliates, and their respective officers, directors, employees, agents and customers (each, a “Sprint Indemnitee”) from and against all Damages arising out of a third-party claim against a Sprint Indemnitee resulting from or alleged to have resulted from any Supplier act or omission under or related to this Agreement. Sprint will

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defend and indemnify and hold harmless Supplier and it’s respective officers, directors, employees, agents, and customers (each a “Supplier Indemnitee”) from and against all Damages arising out of a claim by a third party against a Supplier Indemnitee resulting from or alleged to have resulted from any act or omission of a Sprint Indemnitee under or related to this Agreement.

13.2.	Supplier’s Intellectual Property Indemnity
Supplier will indemnify and defend the Sprint Indemnitees from and against all Damages arising out of any claims that the Services, Deliverables, or Developed Property (collectively “Indemnified Products”) and any resulting use or sale of any Indemnified Products constitutes an infringement, misappropriation or violation of any intellectual property right or obligation. Additionally, if the right for Sprint to sell or use the Indemnified Products is enjoined or is likely to be enjoined, Supplier will at Supplier’s expense procure for Sprint and Sprint customers the right to use the Indemnified Products; or with the reasonable consent of Sprint, replace or modify the Indemnified Products with equivalent non-infringing Indemnified Products; or, if enjoined, remove the Indemnified Products and refund the price paid by Sprint for the Indemnified Products, including incidental charges such as transportation, installation, and removal.

13.3.	Indemnification Procedures
a. Upon becoming aware of any circumstance or legal action subject to indemnification under this Agreement (“Claim”), Sprint will give prompt written notice (“Indemnification Notice”) of the Claim to Supplier. The Indemnification Notice will include a copy of any written documentation regarding the Claim received by Sprint.
b. Within 30 days of receiving the Indemnification Notice, but in no event later than 10 days before the date on which a response is due in connection with the Claim, Supplier will notify Sprint, in writing, of Supplier’s acknowledgment of its indemnification obligations, and its intent to assume control of the defense and settlement of the entire Claim.
c. Supplier will, at its option, settle or defend the Claim at its sole expense and with its counsel, which must be reasonably satisfactory to Sprint. Sprint will cooperate in all reasonable respects with Supplier and its legal representatives in the investigation, trial, and defense of the Claim and any appeal; provided, however, that Sprint may, at its own expense, participate, through its legal representatives or otherwise, in the investigation, trial, and defense of the Claim and any subsequent appeal. Supplier will not enter into any settlement of the Claim that involves a remedy other than payment of money by Supplier without Sprint consent, which consent will not be unreasonably withheld or delayed.

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d. If Supplier fails to:
i.    notify Sprint of its intent to assume control of the defense and settlement of the Claim in accordance with subsection b above;
ii.    immediately take control of the defense and investigation of the Claim;
iii.    engage counsel reasonably satisfactory to Sprint to handle and defend the Claim; or
iv.    proceed in good faith with the prompt resolution of the Claim, then Sprint, with prior written notice to Supplier and without waiving any rights to Supplier’s indemnification obligations, including reimbursement of reasonable legal fees and expense, will have the right to defend or settle the Claim without the prior written consent of Supplier. Supplier will reimburse Sprint on demand for all Damages incurred by Sprint in defending and settling the Claim in accordance with this Section 13.3.
e. Supplier is not obligated to indemnify and defend Sprint with respect to a Claim (or portion of a Claim) if Sprint fails to promptly notify Supplier of the Claim or fails to provide reasonable cooperation and information to defend or settle the Claim. However this subsection applies if, and only to the extent that, the failure to do so materially prejudices Supplier’s ability to satisfactorily defend or settle the Claim.
14.0    LIMITATION OF LIABILITY
a. General Limitation. Neither party will be liable for consequential, indirect, or punitive damages (including lost profits or savings) for any cause of action, whether in contract, tort, or otherwise, even if the party was or should have been aware of the possibility of these damages.
b. Exclusions. The limitations in the preceding subsection do not apply to: (i) Damages for which a party has an obligation of indemnity under this Agreement; (ii) any grossly negligent, willful or fraudulent act or omission; or (iii) any breach of authorized Services (Section 2.3), Confidential Information (Section 10.0), privacy (Sections 11.0 and 16.3), Marks (Section 10.5), Indemnification (Section 13.0) or any bodily injury or property damage.
15.0    INSURANCE

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15.1.	Minimum Insurance Coverage
Supplier will obtain and maintain during the Term of this Agreement the following minimum insurance coverage:
a. Commercial general liability, including bodily injury, property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor and products/completed operations hazards, with limits of not less than $1,000,000 combined single limit per occurrence and $2,000,000 annual aggregate, naming Sprint, its officers, directors and employees as additional insureds;
b. Workers’ compensation as provided for under any workers’ compensation or similar law in the jurisdiction where work is performed with an employer’s liability limit of not less than $500,000 for bodily injury by accident or disease;
c. Business auto liability covering ownership, maintenance or use of all owned, hired and non-owned autos with limits of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability, naming Sprint, its officers, directors and employees as additional insureds;
d. Umbrella/excess liability with limits of not less than $5,000,000 combined single limit per occurrence and annual aggregate in excess of the commercial general liability, business auto liability and employer’s liability, naming Sprint, its officers, directors and employees as additional insureds; and
e. “All Risk” property insurance covering not less than the full replacement cost of Supplier’s (and Subcontractor’s, if any) personal property, with a waiver of subrogation in favor of Sprint as it is agreed that Sprint will not be held liable for loss or damage to any such property from any cause whatsoever. Sprint will be named as a loss payee as its interest may appear.

15.2.	Certificates of Insurance
Supplier will obtain and maintain the required coverage with insurers with A.M. Best ratings of not less than A-, VII and are licensed to do business in all jurisdictions where work is performed under this Agreement. Upon request, Supplier will provide a certificate of insurance evidencing all required coverages are in force and will not be canceled without first giving Sprint 30 days’ prior written notice. All policies will be primary to any insurance or self-insurance Sprint may maintain for acts or omissions of Supplier or anyone for whom Supplier is responsible. Upon request, Supplier will include copies of relevant endorsements or policy provisions with the required certificate of insurance. At the request of Sprint, Supplier will provide a certified copy of each insurance policy

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required under this Agreement provided that Sprint has been named as an additional insured on such policy and there has been an occurrence for which such policy provides coverage.

15.3.	Subcontractor Insurance Requirements
If Supplier utilizes Subcontractors in performance of this Agreement, the Subcontractors must meet the same insurance requirements as Supplier. If a Subcontractor does not meet the coverage requirements of this Section, Subcontractor must either supplement the deficient areas of coverage or Supplier must certify that Supplier has acquired sufficient coverage to supplement any subcontractor deficiency.
16.0    AUDITS

16.1.	Records
Supplier will maintain complete auditable records of all financial and non-financial transactions relating to this Agreement for a period of at least 3 years after the termination or expiration of this Agreement.

16.2.	Fee Audit
Supplier will provide to Sprint, its internal or external auditors, inspectors, and regulators, at reasonable times and for any reasonable business purpose, access to: (a) Supplier Personnel; (b) sites where Services are provided; and (c) data and records relating to the Services, including the right to inspect and copy. If an audit discloses any error in favor of Sprint, Supplier will, within 10 Business Days of the over-billing notice, reimburse Sprint for the over-billing plus interest at a rate of [*]% per month for the period of time between the date the overpayment was made and the date Supplier reimburses Sprint. And, if the audit discloses an over-billing of [*]% or more, Supplier will pay the entire cost of the audit in addition to the over-billed amount plus interest.

16.3.	Operational Audit or Security Assessment
Sprint and its authorized representatives (including its internal and external auditors) will have the right to perform an operational audit or security assessment for any reasonable business purpose which may include: (a) Supplier’s security, confidentiality, and privacy practices and standards; disaster recovery capabilities; and fail-over planning with respect to the Services; (b) any Supplier activities that may affect the internal controls of Sprint on financial reporting; (c) Supplier’s compliance with applicable laws or regulations, no more than once per quarter; and (d) at any time Sprint reasonably believes a breach of a Privacy provision has occurred, during reasonable business hours, and upon reasonable notice. For purposes of this audit, Supplier grants Sprint and its representatives, access to relevant Supplier facilities, books, procedures, and records (other than

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cost information) and other information required for Sprint to determine facts related to Supplier’s performance. Supplier will provide Sprint and its representatives with this information and assistance as reasonably requested to perform the audits but the parties will arrange any assistance so it does not interfere with Supplier’s performance. Any third parties performing an audit under this subsection must execute a nondisclosure agreement reasonably satisfactory to Supplier.
a. Optional Statement of Auditing Standards No. 70 (“SAS 70”) Report. In lieu of granting Sprint access in a fiscal period to conduct an operational audit regarding internal controls on financial reporting, Supplier may provide Sprint with an auditor’s report concerning Supplier’s activities issued under SAS 70. But if Supplier has access to Privacy Restricted Data, a SAS 70 must be provided to Sprint. The SAS 70 must be: (i) a “Type II” report; (ii) prepared by a certified public accountant registered with the Public Company Accounting Oversight Board; (iii) cover the applicable time period and scope of Services provided to Sprint; (iv) the results must be sufficient to evidence a favorable assessment by Sprint of Supplier’s internal controls over financial reporting and Supplier auditors’ attestation; and (v) reasonably acceptable to Sprint. The SAS 70 report will be provided solely at Supplier’s expense.
b. Results of Operational Audit or Security Assessment. If any operational audit, SAS 70 or security assessment reveals an inadequacy or insufficiency of Supplier’s security, confidentiality, privacy practices and standards, disaster recovery capabilities, or fail-over planning or ineffectiveness of internal controls, Supplier will promptly develop and implement a corrective action plan reasonably satisfactory to Sprint. The cost of developing and implementing this plan will be Supplier’s sole responsibility. Sprint may perform one or more additional follow up operational audits or security assessments once-per-year to verify performance under the corrective action plan.
c. Sprint Security Questionnaire. Sprint may require Supplier to (i) conduct scans of servers, databases, and other network hardware and (ii) answer any security questionnaires provided by Sprint. Supplier must provide all results to Sprint.
17.0    DISPUTE RESOLUTION

17.1.	Procedure
The parties will make good faith efforts to resolve any disputes under this Agreement before pursuing litigation. All negotiations under this Section are confidential and will be treated as compromise and settlement negotiations for purposes of evidentiary rules. During the pendency of any dispute, Supplier will continue performance as required by this Agreement and any applicable Order, unless Sprint agrees otherwise in writing or terminates this Agreement. Neither party will be obligated to adhere to the obligations in this Section when seeking injunctive relief.

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17.2.	Forum Selection
The parties agree that all actions and proceedings arising out of or related to this Agreement, except as necessary to enforce indemnity or defense obligations, will be brought only in a state court located in - Wilmington, Delaware, or in the United States District Court for the District of Delaware, located in Wilmington, Delaware. Each party agrees to personal jurisdiction in either court.

17.3.	Jury Trial Waiver
Each party waives its right to a jury trial in any court action arising among the parties under this Agreement or otherwise related to this Agreement, whether made by claim, counterclaim, third party claim, or otherwise.
a. If the jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, laws, or regulations. The arbitration will be conducted in accordance with the arbitration rules promulgated under the CPR Institute for Dispute Resolution’s (“CPR”) Rules for Non-Administered Arbitration of Business Disputes then prevailing. To the extent that the provisions of this Agreement and the prevailing rules of CPR conflict, the provisions of this Agreement will govern. The arbitrator(s) will be required to furnish, promptly upon conclusion of the arbitration, a written decision, setting out the reasons for the decision. The arbitration decision will be final and binding on the parties, and the decision may be enforced by either party in any court of competent jurisdiction. Each party will bear its own expenses and an equal share of the expenses of the third arbitrator and the fees, if any, of the CPR.
b. The agreement of each party to waive its right to a jury trial will be binding on its successors and assignees.

17.4.	Legal Fees
The prevailing party in any arbitration or lawsuit will be entitled to reasonable legal fees and costs, including reasonable expert fees and costs. If the prevailing party rejected a written settlement offer that exceeds its recovery, the offering party will be entitled to its reasonable legal fees and costs.
18.0    GENERAL

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18.1.	Notices
Each party must provide notices or other communications to the other party in writing by (a) certified mail, hand delivery or delivery by a reputable overnight carrier service to the address in the signature block, (b) facsimile with receipt of a “transmission ok” acknowledgement, or (c) e-mail. The date of notice will be the day the notice is delivered. However, Supplier will submit invoices to the Invoice Address as provided in Section 3.4.

18.2.	Liens
Supplier will promptly pay for services, materials, equipment or labor. If Supplier fails to discharge any lien filed against Sprint premises within 10 days after written notice is sent by Sprint, Sprint may discharge the lien without liability and assess all costs and expenses to Supplier.

18.3.	Business Continuity
a. Contact Information. Within 30 days of the Effective Date, Supplier will provide Sprint with the contact information of the person(s) in charge of Supplier’s business continuity plans should there be a disaster or interruption in Services. The contact information must contain, at a minimum, the name, address, email address, business phone number, mobile phone number, and fax number of the contact person and their assigned alternate.
b. Notification. If Services are interrupted due to a disaster or extended interruption, Supplier will immediately contact the Sprint project manager or project business contact with a projection of the length of time Services will be interrupted and the proposed contingency plans to continue Services.
c. Assessment. No more than twice per calendar year, Sprint may provide Supplier with a business continuity assessment to evaluate the Supplier’s level of preparedness in the event of a disaster or interruption of Services. Supplier agrees to complete the assessment and return it to Sprint within 30 calendar days.

18.4.	Assignment
Sprint may assign its rights or delegate its obligations under this Agreement in whole or in part to any Sprint Affiliate without Supplier’s consent. Otherwise, neither party may assign its rights or delegate its obligations under this Agreement in whole or in part without the other party’s prior written consent. This Agreement is binding on and enforceable by each party’s permitted successors and assignees. Any assignment in violation of this Section is null and void.

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18.5.	Independent Contractor
Supplier and Supplier Personnel are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the methods and details of performing Services. Supplier will provide all tools, materials, training, hiring, supervision, work policies, and procedures, and be responsible for the compensation, discipline and termination of Supplier Personnel. Neither Supplier nor Supplier Personnel have any authority to act for or bind Sprint to any obligation. Supplier is responsible for the payment of all Supplier Personnel Compensation. “Supplier Personnel Compensation” means wages, salaries, fringe benefits, and other compensation, including contributions to any employee benefit, medical, or savings plan and all payroll taxes and unemployment compensation benefits, including withholding obligations.

18.6.	Governing Law
This Agreement will be governed by and interpreted in accordance with the internal substantive laws of the state of Delaware. The parties agree that the Uniform Computer Information Transaction Act (UCITA), or any version of UCITA adopted by any state, including Delaware, will not govern or be used to interpret this Agreement. The United Nations Convention on Contracts for the International Sale of Goods (CISG) does not apply to this Agreement. This Agreement is not a contract under seal.

18.7.	Expenses
Each party will be responsible for and will pay all expenses it incurs in connection with the planning, negotiation, and consummation of this Agreement.

18.8.	Waiver and Severability
The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving party. If any provision of this Agreement is held unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a replacement provision that is substantively comparable.

18.9.	Survival
The parties’ obligations and rights under the following Sections and subsections will survive expiration or termination of this Agreement or any Order for any reason: Compensation and Invoicing, Affiliate Transactions, Effects of Termination, Warranties and Remedies, Confidential Information, Privacy, Developed and Sprint-Owned Property, Indemnification, Limitation of Liability, Audits, Dispute Resolution, Liens, Governing Law, and Marks. Expiration or termination

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of the Agreement will not affect the parties’ obligations and rights under any existing Orders, and the provisions of the Agreement will continue in full force and effect for outstanding Orders until the Orders expire or terminate.

18.10.	Contract Interpretation
a. Captions; Section Numbers. Section numbers and captions are provided for convenience of reference and are not binding. Any references to a particular Section of this Agreement will include all subsections.
b. Construction. This Agreement will not be construed against either party due to authorship. Except for indemnification rights and obligations, nothing in this Agreement gives anyone, other than the parties and any permitted assignees, any rights or remedies under this Agreement.

18.11.	Counterparts
This Agreement may be executed in multiple counterparts, each of which will be an original and which together will be the same Agreement.

18.12.	Time of Essence
Time is of the essence in the performance of Supplier’s obligations under this Agreement and any Order.

18.13.	Ethical Business Practices
Supplier agrees to conduct business with Sprint in an ethical manner that is consistent with the Sprint Nextel Code of Conduct for Consultants, Contractors and Suppliers (“Supplier Code of Conduct”) (available at www.sprint.com/governance). Supplier agrees to use commercially reasonable efforts to advise Supplier Personnel that they are encouraged to report inappropriate conduct involving or affecting Sprint or Sprint employees to Sprint Ethics Helpline as described in the Supplier Code of Conduct. Supplier will promptly disclose the nature and scope of any violation of the Supplier Code of Conduct during the Term that involves Sprint or involves Supplier Personnel engaged with Sprint, except in the event that this disclosure would violate any applicable law or regulation.

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18.14.	Federal Acquisition Regulations; Executive Order 11246; Surveillance Compliance
a. Sprint is an equal opportunity employer and a federal contractor. Supplier will, to the extent applicable, comply with federal acquisition regulations, including without limitation requirements related to equal opportunity and affirmative action for Vietnam era veterans, and Executive Order 11246. The Executive Order and these laws are expressly included in the reference to “applicable laws” in Section 6.7.
b. In accordance with the Department of Justice (DOJ) Information Technology (IT) security policies set forth in DOJ Order 2640.2F dated November 26, 2008 or its successor, Supplier will ensure that no foreign nationals perform any Services under this Agreement or any Order that involves direct or indirect access to, or development, operation, management or maintenance of DOJ IT systems. DOJ IT systems include, without limitation, information technology systems, hardware, and media that store, process or transmit classified and unclassified information as well as operating systems of Federal agencies that interface with the DOJ IT systems. A foreign national is anyone who is not a U.S. citizen, including lawful permanent resident aliens. Sprint will notify Supplier in writing of Supplier’s obligations and the Order to which the law applies.
c. As a telecommunications carrier, Sprint is obligated to comply with federal statutes and laws which obligate Sprint to assist law enforcement in executing electronic surveillance pursuant to court order or other lawful authorization. Therefore Supplier will not knowingly disable or interfere with any established surveillance activities except as required by law.

18.15.	Diversity in Subcontracting
Within 30 days of the Effective Date, Supplier must register at the following Sprint website: www.sprint.com/supplierregistration. Unless Supplier is a Diverse Supplier as defined in Exhibit C, Supplier must comply with the terms and conditions of Exhibit C.

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18.16.	Entire Agreement; Modifications; and Order of Precedence
This Agreement, the Exhibits, Orders, and all documents expressly referred to in this Agreement, constitute the parties’ complete agreement with respect to the subject matter of this Agreement and supersedes all prior proposals, understandings, and agreements, whether oral or written, between the parties, including but not limited to any non-disclosure agreements previously entered into between the parties. This Agreement and any attachment or Order may not be amended or modified except in writing, signed by an authorized representative of each party. In case of conflict the order of precedence of the documents constituting this Agreement is as follows: (a) Agreement; (b) the Exhibits; (c) the Orders, except preprinted terms and conditions appearing in any purchase order will have no force and effect; and (d) all documents expressly referred to in this Agreement that are not an Exhibit or Order. Any terms on Supplier’s web site, product schedule, invoice, or other ordering document, or contained in any “shrinkwrap” or “clickwrap” agreement, will have no force or effect.

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Signed:

SPRINT/UNITED MANAGEMENT COMPANY	ACCENT MARKETING LLC
Signature: /s/ Eugene Agee	Signature: /s/ Christopher Dark
Print Name: Eugene Agee	Print Name: Christopher Dark
Title: Vice President, Procurement & RE	Title: CFO
Street Address: 6450 Sprint Parkway	Street Address: 400 Missouri Ave, Ste 100
City, State, Zip: Overland Park, KS 66251	City, State, Zip: Jeffersonville, IN 47130
Date: 6-30-2011	Date: 6-30-2011
Fax No.:	Fax No.:

Sprint Address for notices (including above):	Supplier Address for notices (including above):
cc: Sprint Law Department
Attn: Director, Commercial Law Group
KSOPHT0101-Z4100
6391 Sprint Parkway
Overland Park, KS 66251-4100
Fax No. (913) 523-9884
Plg.group@sprint.com

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EXHIBIT A
RATES
“Intentionally Omitted”

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EXHIBIT B
ELECTRONIC COMMERCE TRANSACTIONS
1.0    SCOPE. This Exhibit details the Transmission methods for Transactions. Any portion of a Transaction that includes terms that are inconsistent with the Agreement is unenforceable.
2.0    DEFINITIONS. The following definitions will apply to this Exhibit:
“Punch Out” means the process of: (1) accessing the Supplier’s web site located outside of the Sprint electronic firewall through a Sprint-approved network for the purpose of purchasing Products or Services; and (2) capturing the data from Supplier’s web site and moving it through the Sprint electronic firewall back into Sprint internal systems.
“Transaction” means a business document (with the exception of this Agreement), including but not limited to (a) Orders, (b) Order acknowledgements, (c) Order changes, (d) advance shipping notices, (e) invoices, and (f) settlements as set forth under this Exhibit.
“Transmission” means the electronic, computer-readable format agreed upon by the parties for exchange of Transactions.
3.0    TRANSMISSION METHODS
3.1    The parties will agree upon one of the Transmission methods described in the table below. Once agreed, these methods may only be amended by the parties’ mutual written agreement.

Transaction	Transmission Methods
Orders, Order acknowledgements, Order changes	either EDI (ANSI x12) or RosettaNet XML
Invoices	Xign (3rd Party ASP)
Settlements	Xign (3rd Party ASP) ACH (Direct Deposit)
3.2    If Supplier is unable to comply with the Transmission methods in the table above, the parties may mutually agree to use an automated facsimile process (“Autofax”) to transmit Orders from Sprint to Supplier. The Autofax option will only apply to Orders. If the parties elect this option, Supplier will provide Sprint with a dedicated facsimile number for Sprint to transmit Orders directly to Supplier’s order management group.
4.0    ELECTRONIC NOTIFICATIONS. Order acknowledgements, advance ship notifications, change order acknowledgements, and Order cancellations, sent via email must be

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transmitted directly to the “Attention To” named on the purchase order. If a purchase order cannot be shipped complete, a backorder notification must be sent via email, advising the “Attention To” with the estimated date of delivery. Additionally, it is required that data requirements are met for all other notification transmission methods.
5.0    SYSTEM OPERATIONS. The parties agree to individually bear all costs for integration of their respective internal systems and all transaction-related costs associated with the implementation and use of Transmission methods. Each party will provide and maintain the equipment, software, services and testing necessary to effectively, reliably, timely, and securely transmit and receive Transactions. Each party will provide sufficient notice to the other of any changes in systems operations that might impair the mutual capabilities of the parties to meet the Transmission methods.
6.0    THIRD PARTY SERVICE SUPPLIERS. The parties may use a third party service provider (“Service Supplier”) for the transmission of data or the establishment of an electronic marketplace or exchange. If either party elects to use a Service Supplier, it must provide the other party with 60 days’ notice of addition to or change of the Service Supplier(s). A party contracting with a Service Supplier must require the Service Supplier to enter into a confidentiality agreement preventing disclosure of any information contained in a Transaction to any third party. The confidentiality agreement will survive for 3 years after the Service Supplier initially obtains the information. Either party may modify its election to use, or may change a Service Supplier upon 60 days’ prior written notice to the other party. Each party will be liable for the acts or omissions of its Service Supplier while transmitting, receiving, storing or handling Transactions. If both parties use the same Service Supplier, the originating party will be liable for the acts or omissions of the Service Supplier in connection with each particular Transaction until the other party properly receives the Transaction, consistent with Section 8.0 of this Exhibit.
7.0    SECURITY PROCEDURES. Transactions will be encrypted using methods approved by the Sprint Corporate Security group. Additionally, each party will adopt an electronic identification key consisting of one or more symbol(s) or code(s) to be used and affixed as an identifying mark for all Transactions (“Signature”). Each party agrees that any Signature affixed to or contained within a Transaction will be sufficient to verify that the Transaction originated from the other party unless the relying party has actual notice that the Signature has been revoked. Neither party will accept a Transaction without a Signature or disclose the Signature of the other party to any third party. A party may change its Signature only by prior written notice to the other party.
8.0    TRANSMISSION ACCEPTANCE. If any Transaction is received in an unreadable form, the receiving party must promptly notify the originating party of the problem (and provide as many details as possible about the problem). If the receiving party does not provide this notice, the

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originating party’s record of the Transaction will control such that the Transaction will be considered accepted by the receiving party and both parties will be held to any Transaction obligations.
9.0    CATALOG REQUIREMENTS
9.1    If the parties agree to maintain an electronic catalog under this Exhibit, the requirements of this Section will apply.
9.2    If Supplier provides links in the electronic catalog to pictures and graphics for catalog items, Supplier will house these pictures and graphics on its own web server unless otherwise agreed upon. Supplier will provide a listing of all unique UNSPSC codes associated with Supplier’s catalog items. Supplier will provide adequate explanatory descriptions for each catalog item in the style requested by Sprint and will enhance item descriptions as necessary. Supplier will not duplicate item descriptions regardless of the similarity of items. Supplier will provide Sprint at least 48 hours’ prior written notice of any changes made to the catalog content including, without limitation, contractually required pricing and UNSPSC codes, on Supplier’s Punch Out accessible web site. If Supplier fails to provide notice, in addition to any other remedies available to Sprint under the Agreement, Supplier will indemnify and defend Sprint for any loss, damage, or liability incurred in connection with the failure.
9.3    Supplier will maintain its Punch Out accessible web site, including, without limitation, the pictures and graphics associated with each catalog item. Supplier must provide Sprint with 48 hours advance notice of any site maintenance that could impact the usability of the site. Supplier must also notify Sprint immediately in the event of an unplanned outage providing cause, corrective action, and estimated down time
10.0    VALIDITY; ENFORCEABILITY; CONFIDENTIALITY
10.1    Transactions will be considered “in writing,” “signed,” and will constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.
10.2    The parties agree not to contest the validity or enforceability of Transactions under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound. Printed copies of Transactions, if introduced as evidence in any judicial proceeding, arbitration, mediation, or administrative proceeding, will be legally binding and admissible to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party will contest the admissibility of Transactions under either the business records exception to the hearsay rule nor the best evidence rule on the basis that the Transactions were not originated or maintained in documentary form.

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EXHIBIT C
DIVERSITY IN SUBCONTRACTING
Supplier agrees to adhere to the terms of this Exhibit regarding use of Diverse Suppliers for its subcontracts. Diverse Suppliers claiming status as an 8a Business Development Program or HUBZone Program must be registered at www.sba.gov. All other Diverse Suppliers must be registered at www.CCR.gov.
1.0    DEFINITIONS
“Diverse Supplier” means one or more of the following:
- Woman-owned business    - Minority-owned business
- HUBZone business concern    - 8(a) business concern
- Service-disabled veteran-owned    - Veteran-owned business
business
- Small business (US Small Business    - HBC/U (Historically Black
Administration certification only)     Colleges & Universities)
- Small disadvantaged business
“Utilization Requirement” means the target percentage for Supplier’s use of Diverse Suppliers or Small Business (US Small Business Administration certification only) in providing services and deliverables.
2.0    SUPPLIER REQUIREMENTS

2.1
Utilization Requirement. Supplier must use good faith efforts to meet a minimum Utilization Requirement of [*]% for those Orders received by Sprint exceeding $[*] in value in any calendar year during the Term. Supplier will satisfy the Utilization Requirement through the use of Diverse Suppliers and may include its subcontractors who do not provide Services or Deliverables under this Agreement in meeting its Utilization Requirement. If Supplier does not meet the Utilization Requirement under this Agreement, Supplier will either (a) donate [*]% (not to exceed $[*]) of the entire annual amount (exceeding $[*]) earned from Sprint to a diverse non-profit organization as directed by Sprint, or (b) facilitate satisfaction of the [*]% Utilization

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Requirement through Value Added Reseller (VAR) relationships with Diverse Suppliers.
2.2    Supplier Diversity Subcontracting Plan
a.    Within 30 calendar days of the Effective Date, Supplier will provide Sprint with its strategic Supplier Diversity Subcontracting Plan outlining the methodology to be used by Supplier to meet its contractual obligation to Sprint regarding the use of Diverse Suppliers (“Diversity Plan”).
b.    The Diversity Plan must, at a minimum, address the following:
(1)    Use and consideration of Diverse Suppliers for use as Suppliers’ subcontractors and vendors under this Agreement.
(2)    Supplier’s Utilization Requirements.
(3)    Records documenting: (i) procedures adopted by Supplier to comply with this Exhibit, including the establishment of a Diverse Suppliers source list; (ii) awards made to Diverse Suppliers on the source list; and (iii) specific efforts to identify and award contracts to Diverse Suppliers.
(4)    Name and contact information of the Supplier liaison manager designee responsible for interfacing with the Sprint supplier diversity department and administering Supplier’s Diversity Plan.
2.3    Reporting
a.    Supplier will, within 30 calendar days of the end of each calendar quarter, submit quarterly reports detailing its use of Diverse Suppliers to meet the Utilization Requirement under this Agreement. Supplier will submit these reports in a Sprint-specified format. The reports will be electronic and must include the total amount, expressed in dollars, of subcontracts between Supplier and any Diverse Suppliers during that calendar quarter.
b.    Supplier agrees that Sprint may, when required by federal procurement regulations and at its sole option, require Supplier to submit the Summary Subcontract Report (SSR), using the Electronic Subcontracting Reporting system (eSRS) at http://www.eras.gov following the instructions in the eSRS.

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2.4
Good Faith Efforts. Supplier must make good faith efforts to meet its Utilization Requirements. If Sprint reasonably determines that Supplier has not made good faith efforts to comply with any provision of this Exhibit, Sprint will provide written notice that Supplier is in breach of the Agreement.

2.5
Audits. Supplier agrees to cooperate in any studies or surveys that may be conducted by Sprint representatives or federal or state agencies to determine the extent of Supplier’s compliance with this Exhibit.

SPRINT CONFIDENTIAL INFORMATION - RESTRICTED
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.